UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

TRADEUP ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

437 Madison Avenue, 27th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(732) 910-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	UPTDU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	UPTD	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	UPTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As provided in an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) dated September 30, 2022 by and among TradeUP Acquisition Corp. (the “Company”), Estrella Biopharma, Inc., a Delaware corporation (“Estrella”) and Tradeup Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UPTD (“Merger Sub”), Estrella has agreed to, upon request by the sponsors of the Company, deposit the agreed reasonable amount to the Company’s trust in order to effectuate extension of the Company’s deadline to consummate a business combination. Pursuant to the Merger Agreement, Estrella has deposited a monthly extension payment of $37,432.70 to the trust account of the Company to extend the deadline for the Company to complete the business combination contemplated therein by September 19, 2023. Such deposit is evidenced by an unsecured promissory note in the principal amount of $37,432.70 issued by the Company to Estrella (the “Extension Note”).

The Extension Note bears no interest and is payable in full upon the consummation of the Company’s business combination (the “Business Combination”) (such date, the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Extension Note may be accelerated.

Estrella has the right, but not the obligation, to convert the Extension Note, in whole or in part, respectively, into private shares of the common stock (the “Conversion Shares”) of the Company, as described in the prospectus of the Company (File Number 333-253322), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Conversion Shares to be received by Estrella in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Estrella by (y) $10.00, respectively. Notwithstanding the foregoing, the Company shall have the obligation to pay to Estrella the funds amounting to the principal amount of the Extension Note if the proposed business combination is terminated pursuant to the Merger Agreement. The Company shall refund the principal amount of the Extension Note to Estrella fully within 5 business days of such termination.

The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The copy of the Extension Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Extension Note.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Conversion Shares, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by Estrella until 30 days after the completion of the Company’s initial Business Combination and (2) are entitled to registration rights.

Item 8.01. Other Events.

The Company issued the press release filed herewith on August 18, 2023, announcing the issuance of the Extension Note. The material attached as Exhibit 99.1 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Extension Note, dated August 18, 2023, issued by TradeUP Acquisition Corp. to Estrella Biopharma, Inc.

99.1	Press Release dated August 18, 2023.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeUP Acquisition Corp.

By:	/s/ Weiguang Yang
Name:	Weiguang Yang
Title:	Co-Chief Executive Officer

Date: August 18, 2023

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